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                                                                         EX-10.7

                              EMPLOYMENT AGREEMENT


     AGREEMENT, made as of the 13th day of October, 1995, by and between Mortgage Plus Equity and Loan Corporation, a New York limited liability company, having an office at 6851 Jericho Turnpike, Suite 246, Syosset, New York 11791 (the "Company"), and Jon P. Blasi, an individual residing at 3 Barton Drive, West Orange, New Jersey 07052 (the "Employee").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to retain the services of the Employee; and

     WHEREAS, the Employee is willing to serve as employee of the Company upon the terms and conditions as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises, and the mutual covenants herein contained, the parties hereby agree as follows:

                             ARTICLE I: EMPLOYMENT

     1.1 Capacity. Throughout the Term, as defined hereunder, the Company shall employ the Employee and the Employee shall render services to the Company. The Employee shall have such responsibilities and duties as are delegated to him by the Officers and Board of Directors of the company.
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     1.2 Time and Attention. Throughout the Term, the Employee shall devote substantially all of his time, attention, knowledge and skills, faithfully, diligently and to the best of his ability, to the active performance of his duties hereunder.

                         ARTICLE II: TERM OF EMPLOYMENT

     2.1 Initial Term. The term of this Agreement ("Initial Term") shall be one
(1) year commencing October 16th, 1995.

     2.2 Renewal Term. Upon expiration of the Initial Term, this Employment Agreement shall be automatically renewed for successive one-year periods thereafter (each such one-year period being referred to as a "Renewal Term") on the same terms and conditions contained herein, unless at least thirty (30) days prior to the expiration of the Initial Term or any Renewal Term thereof, written notice of termination is delivered by either party to the other, or unless earlier terminated as hereinafter provided.

     2.3 Term. The Initial Term and any Renewal Term shall collectively be referred to hereunder as the "Term".

     2.4 Termination for Cause. At any time, at the option of the Company, this Agreement may be terminated by the Company for Cause, as hereinafter defined, effective upon written notice of termination to the Employee. As used herein, the term "Cause" shall mean:


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          (A) any act committed by the Employee constituting, (i) fraud, (ii)
     misappropriation of corporate opportunity, (iii) self-dealing, (iv) embezzlement of funds, (v) felony conviction for conduct involving moral turpitude or other criminal conduct, (vi) serious misconduct or gross negligence arising out of the Employee's performance of his duties, (vii) any act that exceeds the authority given to the Employee by the Company, or
     (viii) the repeated and unexcused absence from work;

          (B) the breach or default by the Employee in the performance of any covenant on the part of the Employee to be performed hereunder; or

          (C) chronic alcoholism or any other form of addiction or substance abuse.

     2.5 Death and Disability. This Agreement shall terminate upon written notice to the Employee or his personal representative upon the following: (i) the death of the Employee; and (ii) in the event that the Employee shall be physically or mentally disabled or impaired so as to prevent him from continuing the normal and proper performance of his duties and responsibilities hereunder for a period of sixty (60) consecutive days or for more than one hundred (100) days in any twelve (12) month period.

     2.6 30-Day Severance Payments. If this Agreement is terminated for any reason within 30 days of the date of this Agree-



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ment, other than for Cause as specified in Section 2.4, or as a result of the
Employee's voluntary termination, the Company shall pay to the Employee the Compensation, as defined below, remaining to be paid, less any appropriate withholding taxes, as provided pursuant to Section 3.1 hereunder.

     2.7 Payments in Case of Termination For Cause. Upon any termination of this Agreement by the Company for Cause pursuant to Section 2.4 hereunder, neither the Company nor any subsidiary or affiliate thereof shall be liable for or shall pay or cause to be paid to the Employee any further compensation or other benefits hereunder.

                            ARTICLE III: COMPENSATION

     3.1 Compensation. In compensation for the Employee's services rendered hereunder during the first four (4) weeks of the Term of this Agreement, the Company shall pay to the Employee compensation ("Compensation) of Twelve Thousand Five Hundred Dollars ($12,500), less appropriate withholding taxes, in installments in accordance with the standard payroll practices of the Company in effect.

     3.2 Commissions. The Company shall pay to Employee commissions ("Commission") based upon the closing and funding of each Non-Conforming Loan by the Company, provided such loans are originated by Employee and as acknowledged by Company to be attributable to Employee's efforts. Such commission shall be fifteen percent (15%) of the gross income generated by each Non-


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Conforming Loan closed and funded, provided that the total Commission paid to the Employee annually, measured as of the date of this Agreement, shall not exceed Forty-Seven Thousand Five Hundred Dollars ($47,500). The Commission payable, upon determination by the Company, shall be paid monthly, less the appropriate withholding taxes, if applicable, within fifteen (15) days after the end of such month in which such Commission is determined by the Company.

     3.3 Fringe Benefits. The Company shall also make available to the Employee throughout the Term, such benefits (including any disability, hospitalization, medical benefit plans, pension plan or similar benefits) that are offered to other employees holding similar positions in the Company.

     3.4 Vacations. The Employee shall be entitled to four (4) weeks vacation during the applicable Term hereunder, provided the timing of such vacations is consistent with the then applicable policy of the Company.

     3.5 Expenses. The Company shall reimburse Employee for the reasonable expenses incurred by him in promoting the Company's business, including expenses for entertainment and travel, automobile and similar items, upon presentment of proper vouchers and otherwise in accordance with established company policy as in effect during the Term.



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                      ARTICLE IV: PERFORMANCE REQUIREMENTS

     4.1 As a condition of continued employment hereunder, Employee shall achieve the performance requirements as set forth below;

     (A) For the period beginning December 1, 1995 and ending April 31, 1996, a total of Five Million Dollars ($5,000,000) of non-conforming loans shall have been closed and funded by the Company, such loans attributable, at the Company's determination, to Employee's origination efforts.

     (B) For the period beginning May 1, 1995 and ending July 31, 1996, a total of Four Million Five Hundred Thousand Dollars ($4,500,000) of non-conforming loans shall have been closed and funded by the Company, such loans attributable, at the Company's determination, to Employee's origination efforts.

     (C) For the period beginning August 1, 1996 and ending October 31, 1996, a total of Six Million Dollars ($6,000,000) of non-conforming loans shall have been closed and funded by the Company, such loans attributable, at the Company's determination, to Employee's origination efforts.

     4.2 The Company, upon the failure of Employee to attain any of the performance requirements set forth in paragraphs A through C of Section 4.1 hereof, shall have the option, exercisable at its sole discretion, to terminate this Agreement. The exercise



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of such option shall be made by company by providing two (2) weeks notice to
Employee.


                   ARTICLE V: NON-COMPETITION: CONFIDENTIALITY

     5.1 Non-Competition. The Employee agrees that, throughout the Term, the Employee shall not directly or indirectly engage, participate, or have any interest or be involved in any capacity, whether as an owner, agent, stockholder (excluding ownership of not more than 5% of the outstanding shares of a publicly held corporation provided such ownership does not involve any managerial or operational responsibility), officer, director, manager, partner, joint venturer, employee, consultant or otherwise, in any business enterprise that is, or shall be, at any time during the Term, engaged in any manner in the conforming or non-conforming mortgage loan business in States in which the Company is then currently engaged in such mortgage loan business.

     5.2 Renewal of Non-Competition Agreement.

          (A) At the end of the Term hereunder, provided the end of the Term occurs less than two (2) years from the date of this Agreement, the non-competition provisions of Section 5.1 shall continue an additional six
     (6) months unless the Company shall waive its rights to such non-competition continuation.


          (B) At the end of the Term hereunder, provided the end of the Term occurs greater than two (2) years from the date of this Agreement, the non-competition provisions of Section


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     4.1 shall continue an additional three (3) months unless the Company shall waive its rights to such non-competition continuation.

          (C) The provisions of this Section 5.2 shall not apply in the event of termination by the Company for no Cause.

     5.3 Confidential Information Personal Relationships. The Employee shall not divulge, transmit or otherwise disclose to any person or entity any confidential or proprietary information relating to the business conducted by the Company (including, but not limited to, any technology, "know-how," trade secrets, supplier lists, customer lists, details of client, subcontractor or consultant contracts, business contacts, funding services, services, pricing policies, operational methods, marketing plans or strategies, marketing techniques, project development, acquisition or bidding techniques or plans, business acquisition plans, new personnel acquisition plans, technical processes, procedures, inventions and research projects) known to the Employee, unless the Employee is directed by the Board of Directors or a court of competent jurisdiction to disclose such confidential information.

     5.4 Property of the Company.

          (A) All lists, records and other non-personal documents or papers
     (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Employee, or made available to the Employee, relating to the


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     Company or its business or any part thereof, are and shall be the property of the Company and shall be delivered by the Employee to the Company on the date of termination of this Agreement.

          (B) All inventions, including any procedures, formulas, methods, processes, uses, apparatuses, patterns, designs, devices or configurations of any kind, any and all improvements to them which are developed, discovered, made, or produced, trade secrets, or information used by the Company shall be the exclusive property of the Company, and shall be delivered to the Company, on the date of termination of this Agreement.

     5.5 Specific Performance. Employee hereby acknowledges and agrees that any breach by him, directly or indirectly, of the foregoing restrictive covenants set forth in this Article may cause the Company irreparable injury for which there is no adequate remedy at law. Accordingly, Employee expressly agrees that in the event of any such breach or any threatened breach by Employee hereunder, the Company shall be entitled, in addition to any and all other remedies available, to seek and obtain injunctive and/or other equitable relief to require specific performance of or prevent a breach under the provisions of this Agreement, without proof of any actual damages that have been or may be caused by such actual or threatened breach. Nothing contained in this Agreement shall be construed to prohibit the Company from



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pursuing any other available remedies against Employee for such breach or threatened breach.

     5.6 Severability of Covenants. The Employee acknowledges and agrees that the provisions of this Article are reasonable and valid in all respects. If any tribunal having jurisdiction determines that any of the provisions of this Article or any part thereof is invalid or unenforceable because of the duration of such provision, such tribunal shall have the power to reduce the duration and/or scope of such provision and in its reduced form, such provision shall then be enforceable.

                            ARTICLE VI: MISCELLANEOUS

     6.1 Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto concerning the subject matter hereof and may not be altered, amended or otherwise changed or modified except in a writing signed by all parties.

     6.2 Joint Preparation. This Agreement is to be deemed to have been prepared jointly by the parties hereto, and if any inconsistency or ambiguity exists herein, it shall not be interpreted against any party, but according to the application of rules of interpretation of contracts, if such an uncertainty or ambiguity exists.

     6.3 Severability. If any part of this Agreement is void or otherwise invalid and, hence, unenforceable, such invalid or void



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portion shall be deemed to be separate and severable from the other portions of this Agreement, and the other portions shall be given full force and effect as though said void and invalid portions or provisions had never been a part of this Agreement.

     6.4 Successors; Assigns. This Agreement shall inure to the benefit of, be enforceable by, and bind the parties hereto and their respective heirs, executors, successors, permitted assigns and personal representatives. The parties hereby agree it is intended that this Agreement be assigned at a later date by the Company to JMB Equity & Mortgage Company, LLC. Notwithstanding the foregoing, in no event shall this Agreement be assignable by the Employee.

     6.5 Notices. Any notice, request, instruction or other document to be given hereunder shall be in writing and, except as otherwise provided for herein, shall be delivered personally or sent by facsimile (with a duplicate copy sent by ordinary mail, postage prepaid) or by registered or certified mail, return receipt requested, postage prepaid, as follows:


               To Employee:

                        Jon P. Blasi
                        3 Barton Drive
                        West Orange, New Jersey 07052

               To the Company:

                        Mortgage Plus Equity and Loan Corporation
                        6851 Jericho Turnpike
                        Syosset, New York 11791



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               With a copy to:

                        Muchriick, Golieb & Golieb, P.C.
                        630 Fifth Avenue, Suite 1425
                        New York, New York 10111
                        Attn:   Howard W. Muchnick, Esq.


or such other address as any party hereto hereinafter designates in writing to the other party in accordance with the provisions of this paragraph. Notice shall be deemed effective hereunder as of the date of delivery in the case of personal delivery, or three (3) days after mailing if mailed in accordance with the foregoing provisions

     6.6 Governing Law. The parties hereby agree that this Agreement and its validity, effect and performance shall be governed by and construed and enforced in accordance with the substantive laws of the State of New York applicable to contracts made and to be performed entirely within said State, without reference to choice or conflict of laws principles.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date first set forth above.



                                              Mortgage Plus Equity and Loan
                                                 Corporation

                                              By:
-------------------------                        -------------------------


                                                 /s/ JON P. BLASI
-------------------------                        -------------------------
                                                 JON P. BLASI, Employee


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